CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Safety-Kleen Corp. of our report dated October 5, 1999, relating to the financial statements and financial statement schedule, respectively, which appears in the Annual Report Form 10-K.


PricewaterhouseCoopers LLP

Charlotte, North Carolina
October 5, 1999